Exhibit 99.1

CONSENT OF ROBERT L. VAN NOSTRAND

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director nominee in the Registration Statement on Form S-1 (Registration No. 333-195261) filed by Angion Biomedica Corp. (“Angion”) with the Securities and Exchange Commission, and all supplements and amendments thereto (the “Registration Statement”). I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Robert L. Van Nostrand
Name: Robert L. Van Nostrand
Date: April 30, 2014